Exhibit 10.6

THIS NOTE IS NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF BION ENVIRONMENTAL TECHNOLOGIES, INC. ("BION"). THE SECURITIES REPRESENTED BY THIS NOTE OR TO BE ISSUED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

REPLACEMENT (1)
2015 Convertible Promissory Note
("Replacement Note")

$130,000.00	November 7, 2017

The original 2015 Convertible Promissory Note ("Lost Note") has been lost and Holder agrees that the Lost Note is now cancelled and is without value. This Replacement Note represents a portion of the Lost Note and shall be held by Bion as security for payment of two other outstanding promissory notes for which Holder is obligated to Bion, copies of  which promissory notes are attached hereto  as:  Note A ($41,513.06) and Note B ($88,250) . The text below starting with Section 1 sets forth the original text of the Lost Note. The Maturity Date of the Lost Note (and therefore of this Replacement Note) has been extended to July 1, 2019.

Bion Environmental Technologies, Inc., a Colorado corporation ("Bion"), for value received, hereby promises to pay to Dominic Bassani or registered assigns (the "Holder")  (who resides at 64 Village Hill Drive, Dix Hills, New York 11746) the initial principal sum of One Hundred Thirty Thousand Dollars and 0.00 Cents ($130,000.00), with interest from the date of issuance of this 2015 Convertible Promissory Note ('Note' or 'Notes')  on the unpaid principal balance at a simple rate equal to four percent (4%) per annum, on July 1, 2019 (the "Maturity Date"). Interest shall be accrued.  Payment shall be made at such place as designated by the Holder upon surrender of this Note, and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 1. Prepayment.

This Note (including interest accrued on the principal hereof) may not be prepaid in cash by Bion without the written consent of the Holder of the Note but may be converted to SHARES(defined below) by the Holder at any time during its term at the Conversion Price set forth in Section 2 below.

SECTION 2.  Conversion and Exchange.

(a) This Note shall be convertible, in whole or in part, into SHARES of Bion's  restricted and legended common stock (subject to the provisions of SECTION 6 (e) below) at the Conversion Price at any time at election of Holder.  The initial Conversion Price shall be $.60 per ("Conversion Price").

(b) Conversion Procedures

(i) In the event that this entire Note is converted into SHARES, Bion's debt obligation under this Note shall cease and Bion shall deliver certificates representing the SHARES to the Holder upon delivery of an irrevocable written notice to Bion specifying the name or names (with address) in which a certificate or certificates evidencing the SHARES are to be issued. Bion shall thereupon deliver to the Holder of the Note, or to the nominee or nominees of such person, certificates evidencing the number of SHARES to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a SHARE as hereinafter provided, within three (3) business days of the date of conversion.  In the event that less than all of this Note is converted into SHARES, this Note shall remain outstanding with a reduced principal balance reflecting the partial conversion and Bion shall deliver to the Holder of the Note, or the nominee or nominees of such person, certificates evidencing the number of SHARES to which such person is entitled as aforesaid, within three (3) business days of the date of conversion.  Irrespective of the date of delivery of Bion stock certificates, such conversion shall be deemed to have occurred as of Bion's record date of the conversion and the person or persons entitled to receive SHARES deliverable upon conversion of such Note shall be treated for all purposes as the record holder or holders of such SHARES on such date.

(ii) In the event that the Note is converted into SHARES as set forth above, Bion shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of SHARES on such conversion.   Bion, however, shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of their SHARES (or other securities or assets) in a name other than that in which the Note so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Bion, as appropriate, the amount of such tax or has established, to the satisfaction of Bion, that such tax has been paid.

(c) Protection in Case of a Merger of Bion.  In case of any capital reorganization or reclassification, or any consolidation or merger to which Bion is a party other than a merger or consolidation in which Bion is the continuing corporation, or in case of any sale or conveyance to another entity of the property of Bion as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into Bion), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note into SHARES of the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted into SHARES immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Note. The above provisions of this Subsection (e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. Bion shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note to be responsible for all of the agreements and obligations of Bion hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder of the Note not less than 10 days prior to such event. A sale of all or substantially all of the assets of Bion for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

(d) Reservation of Shares; Transfer Taxes; Etc. Bion shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock as shall be sufficient to effect the conversion of all Notes from time to time outstanding.   Bion shall use its best efforts from time to time, in accordance with the laws of the State of Colorado, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding Notes. In the event that Bion intends to offer Stock other than Common Stock, they shall authorize the issuance of sufficient shares of such stock to permit the conversion of all the then-outstanding Notes.

SECTION 3. Fractional SHARES

Bion shall not be required to issue fractions of SHARES or other stock upon the conversion of the Note. If any fraction of a share would be issuable on the Conversion of the Note, Bion shall purchase such fraction for an amount in cash equal to its fair market value, as determined in good faith by the Board of Directors of Bion.

SECTION 4. Events of Default Defined.

The following shall each constitute an "Event of Default" hereunder:

(a) the failure of Bion to make any payment of principal or interest on this Note when due and payable;

(b) the failure of Bion to observe or perform any covenant in this Note, and such failure shall have continued unremedied for a period of sixty (60) days after notice;

(c) if Bion shall:
(1)   admit in writing its inability to pay its debts generally as they become due,

(2)   file a petition in bankruptcy or a petition to take advantage of any insolvency act,

(3)   make an assignment for the benefit of its creditors,

(4)   consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

(5)   on a petition in bankruptcy filed against, be adjudicated a bankrupt, or

(6)   file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

(d) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Bion, a receiver of Bion or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of Bion under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof;

(e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Bion or the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control;

(f) the liquidation, dissolution or winding up of Bion; or

(g) a final judgment or judgments for the payment of money in excess of $500,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against Bion and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and Bion shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

SECTION 5.  Remedies Upon Event of Default.

(a) Upon the occurrence of an event of Default, (i) the entire principal amount of, and all accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Bion.

(b) No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 6. Miscellaneous.

(a) Rights of Holders Inter Se   Each Holder shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Note or any security received in conversion of the Note including, without limitation, the right to consent to the waiver of any obligation of Bion and to enter into an agreement with Bion for the purpose of modifying this Note or any agreement effecting such modification, and such Holder shall not incur any liability to any other Holder or Holders of the Notes with respect to exercising or refraining from exercising any such right or rights.

(b)     Exculpation Among Holders.   Holder acknowledges and agrees that it is not relying upon any other Holder, or any officer, director, employee partner or affiliate of any such other Holder, in making its investment or decision to acquire the Note or in monitoring this Note.  Each Holder agrees that no Holder nor any controlling person, officer, director, shareholder, partner, agent or employee of any Holder shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with Bion or the Notes, or both.
(c) Actions by Holders.  Any actions permited to be taken by the Holder of this Note and any consents required to be obtained from the same under this Note, may be taken or given only by the Holder.

(d) Amendments and Waivers.  The Holder of this Note may waive or otherwise consent to the amendment of any of the provisions hereof.

(e) Restrictions on Transferability.  The securities represented by this Note (or to be issued in conversion of this Note) have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except pursuant to exemptions from the Securities Act of 1933, and the securities laws of any state or other jurisdiction, PROVIDED, HOWEVER, that  the SHARES to be received upon conversion shall be issued pursuant to Bion's 2006 Consolidated Incentive Plan (as amended) ("Plan") and shall registered pursuant to Bion's S-8 Registration Statement (as amended) ("S-8"), if such S-8 remains effective on the date of conversion.

 (f) Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of Colorado, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

(g) Consent to Jurisdiction.  The parties hereto irrevocably consent to the jurisdiction of the courts of the State of Colorado and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument.  Within 30 days after service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.
(h) Interpretation.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

(i) Successors and Assigns.  This Note shall be binding upon Bion and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

(j) Notices.  All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to Bion or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

If to the Holder:     At the address set forth above

If to Bion:          Bion Environmental Technologies, Inc.
  1775 Summitview Way
  PO Box 566
  Crestone, CO 81131

(k) Saturdays, Sundays, Holidays.  If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in Colorado shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of Bion.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

By:
      Name:  Mark A. Smith
      Its:  President

Schedule A

Holder:  Dominic Bassani
64 Village Hill Drive, Dix Hills, New York 11746